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                     ECHOSTAR COMMUNICATIONS CORPORATION

FOR IMMEDIATE RELEASE


CONTACT: Judianne Atencio
         Director of Communications
         EchoStar Communications Corporation
         303/723-2010

                ECHOSTAR COMMUNICATIONS CORPORATION COMPLETES
          ACQUISITION OF ASSETS FROM NEWS CORPORATION, MCI WORLDCOM


LITTLETON, COLO., JUNE 24, 1999 -- EchoStar Communications Corporation, ("EchoStar," NASDAQ: DISH, DISHP), announced today that it has completed the acquisition of high-power direct broadcast satellite (DBS) assets from The News Corporation Limited ("News Corp.," NYSE:NWS, NWS-A) and MCI WorldCom ("MCI," NASDAQ:WCOM). Those assets include: the FCC license to operate a high-powered DBS business at the 110 degree West Longitude orbital location consisting of 28 frequencies; two high-power Loral-built satellites, currently scheduled to be launched during 1999, to be delivered in-orbit; and other related assets and rights.

The News Corporation Limited received 6,891,096 newly issued shares of EchoStar Class A Common Stock and MCI WorldCom received 1,712,020 newly issued shares of EchoStar Class A Common Stock. The total of 8,603,116 shares, which is approximately 14.6 percent of EchoStar's fully diluted equity and approximately 2.6 percent of total voting rights, reflects the agreed transaction value of approximately $1.2 billion, based on the recent average price of EchoStar's Class A Common Stock, reduced by approximately $45.6 million due from News and MCI to EchoStar in fulfillment of certain obligations in the acquisition agreement.

Consummation of the transaction gives EchoStar's DISH Network-TM- access to a total of 50 high-power DBS frequencies at 110 degrees W.L. and 119 degrees W.L., capable of

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providing over 500 channels of video and audio programming, Internet/data and
HDTV to the entire continental United States from a single 18-inch satellite dish. The additional capacity also positions DISH Network to expand its one-dish solution for local-to-local channels from Los Angeles and New York currently, to over 50 percent of the U.S. population.

In addition, upon closing of the acquisition, the litigation between EchoStar and The News Corporation was dismissed with prejudice.

"This transaction strengthens EchoStar's position as an alternative to rising cable prices and poor cable service," said Charlie Ergen, CEO and chairman of EchoStar. "DISH Network has experienced record growth in 1999, and the completion of this transaction will build on that even more. With this added capacity, we plan to offer consumers even more choices like HDTV, interactive television, Internet and data. 500 channels of television... all delivered direct to homes through one small satellite dish."

ECHOSTAR COMMUNICATIONS CORP., INCLUDES THREE INTERRELATED BUSINESS UNITS:

- DISH Network is EchoStar's state-of-the-art DBS system that offers customers over 300 channels of digital video and CD-quality audio programming, fully MPEG-2/DVB compliant hardware and installation.

- EchoStar Technologies Corporation (ETC, formerly HTS - Houston Tracker Systems, Inc.), designs, manufactures and distributes DBS set-top boxes, antennas and other digital equipment for DISH Network and various international customers that include ExpressVu Canada and Telefonica's Via Digital system in Spain. ETC also provides uplink-center design, construction oversight and project-integration services for customers internationally.

- Satellite Services provides the delivery of video, audio and data services to business television customers and other satellite users. These services include satellite uplink, satellite transponder space-usage and other services.

DISH Network currently serves over 2.4 million customers. DISH Network is a trademark of EchoStar Communications Corporation. HTS is a trademark of Houston Tracker Systems, Inc. DISH Network is located on the Internet at: www.dishnetwork.com

EchoStar/News Corp. Release
June 24, 1999
Page 3

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STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All
statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995.   Such forward-looking statements involve
known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.
Among the factors that could cause our actual results to differ materially are the following: a total or partial loss of a satellite due to operational failures, space debris or otherwise; a decrease in sales of digital equipment and related services to international direct-to-home or DTH service providers; a decrease in DISH Network subscriber growth; an increase in subscriber turnover; an increase in subscriber acquisition costs; an unexpected product shortage; impediments to the retransmission of local or distant broadcast network signals which could result from pending litigation or legislation; lower than expected demand for our delivery of local broadcast network signals; an unexpected business interruption due to the failure of third-parties to remediate Year 2000 issues; our inability to retain necessary authorizations from the FCC; an increase in competition from cable, direct broadcast satellite, other satellite system operators, and other providers of subscription television services; the introduction of new technologies and competitors into the subscription television business; a merger of existing DBS competitors; a change in the regulations governing the subscription television service industry; general business and economic conditions; and other risk factors described from time to time in our reports filed with the Securities and Exchange Commission. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "anticipates," "intends" or the like to be uncertain and forward-looking. All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In this connection, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements.